As filed with the Securities and Exchange Commission on March 4, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________

Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-2637623
(I.R.S. Employer Identification No.)

666 Third Avenue
New York, New York 10017
(212) 953 4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James I. Edelson, Esq.
666 Third Avenue
New York, New York 10017
(212) 953 4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________

Copy to:

Peter Samuels, Esq.
Frank J. Lopez, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-2900
_____________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock(2)	–	–	–	–

(1)
There is being registered hereunder such indeterminate number of shares of common stock and debt securities of the registrant as may from time to time be issued at indeterminate prices.  In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

(2)
In addition to common stock that may be offered for cash, there are being registered hereunder such indeterminate number of shares of common stock as may be issuable upon conversion of the debt securities being registered hereunder, to the extent any of such debt securities are by their terms convertible into common stock.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 4, 2010

PRELIMINARY PROSPECTUS

Overseas Shipholding Group, Inc.

Common Stock

Overseas Shipholding Group, Inc. may offer and sell shares of its common stock from time to time in one or more offerings.  Each time any common stock is offered pursuant to this prospectus, the terms of the offering will be set forth in a supplement to this prospectus.  The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold.  The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.  The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents.

We do not know when or in what amounts we may offer these shares of our common stock for sale from time to time.  We may sell all, some or none of the shares of our common stock offered by this prospectus.

You should carefully read this prospectus and any prospectus supplement before you make your investment decision.

Our common stock is traded on the New York Stock Exchange under the symbol “OSG.”  On March 3, 2010, the closing price of our common stock on the New York Stock Exchange was $46.21 per share.

Investing in our common stock involves risks.  You should carefully consider the risk factors incorporated herein by reference.  We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.”  You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2010.

TABLE OF CONTENTS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU.  WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES.  THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “OSG,” “we,” “us” and “our” to refer to Overseas Shipholding Group, Inc., a Delaware corporation

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC.  We have not authorized anyone to provide you with additional or different information.  No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely on any unauthorized information or representation.  This prospectus and the accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC.  These filings contain important information, which does not appear in this prospectus.  The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information in the registration statement.  We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC.  You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website.  Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC.  We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until this offering has been completed.  We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Definitive Proxy Statement on Schedule 14A, as filed on April 30, 2009.

•	Annual Report on Form 10-K for the year ended December 31, 2009, as filed on March 1, 2010.

•	Current Reports on Form 8-K dated and filed on the following dates:

Dated	Filed
February 1, 2010	February 3, 2010
January 22, 2010	January 22, 2010
January 6, 2010	January 8, 2010

You may request a copy of these filings at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus, by calling our Investor Relations department at (212) 578-1699 or by writing to 666 Third Avenue, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  All statements other than statements of historical fact should be considered to be forward-looking statements.

This prospectus contains forward-looking statements regarding the outlook for tanker and articulated tug/barge markets, and our prospects, including prospects for certain strategic alliances and investments.  There are a number of factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements, including:

•	changes in production of or demand for oil and petroleum products, either globally or in particular regions;
•	the outcome of our negotiations with Maersk Oil Qatar AS;
•	resolution of possible claims against us by Bender Shipbuilding and Repair Co., Inc.;
•	prospects for the growth of the Gas segment;
•	greater than anticipated levels of newbuilding orders or less than anticipated rates of scrapping of older vessels;
•	changes in trading patterns for particular commodities significantly impacting overall tonnage requirements;
•	changes in the global economy and various regional economies;
•	risks incident to vessel operation, including accidents and discharge of pollutants;
•	unanticipated changes in laws and regulations; increases in costs of operation;
•	drydocking schedules differing from those previously anticipated;
•	our ability to attract and retain experienced, qualified and skilled crewmembers;
•	changes in credit risk of counterparties, including shipyards, suppliers and financial lenders;
•	delays (including failure to deliver) or cost overruns in the building of new vessels or the conversion of existing vessels for other uses; the cost and availability of insurance coverage;
•	the availability of suitable vessels for acquisition or chartering-in on terms we deem favorable;
•	changes in the pooling arrangements in which we participate, including withdrawal of participants or termination of such arrangements;
•	estimates of future costs and other liabilities for certain environmental matters and compliance plans; and
•	projections of the costs needed to develop and implement our strategy of being a market leader in the segments in which we compete.

We assume no obligation to update or revise any forward-looking statements.  Forward-looking statements in this prospectus and written and oral forward-looking statements attributable to us or our representatives after the date of this prospectus are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by us with the Securities and Exchange Commission.  Please read the “Risk Factors” incorporated by reference in this prospectus for a list of important factors that could cause our actual results of operations or financial condition to differ from the expectations reflected in these forward-looking statements.

OVERSEAS SHIPHOLDING GROUP, INC.

We are one of the world’s leading bulk shipping companies engaged primarily in the ocean transportation of crude oil and petroleum products.  At December 31, 2009, the Company owned or operated a modern fleet of 106 vessels (aggregating 10.9 million deadweight tons and 864,800 cubic meters) of which 84 vessels operated in the international market and 22 operated in the U.S. Flag market.  OSG’s newbuilding program of owned and chartered-in vessels totaled 23 International and U.S. Flag vessels, bringing the Company’s total owned, operated and newbuild fleet to 129 vessels.  Our vessel operations are organized into strategic business units and focused on market segments:  crude oil, refined petroleum products, U.S. Flag and gas.  The International Flag Crude Tanker unit manages International Flag ULCC, VLCC, Suezmax, Aframax, Panamax and Lightering tankers; the International Flag Product Carrier unit principally manages LR1 and MR product carriers and the U.S. Flag unit manages most U.S. Flag vessels.  Through joint venture partnerships, we operate four LNG carriers and, beginning in 2010, two Floating Storage and Offloading service vessels.  Dedicated chartering and commercial personnel manage specific fleets while our technical ship management operations and corporate departments support our global operations.

We were incorporated in the State of Delaware in July, 1969.  Our headquarters are located at 666 Third Avenue, New York, NY 10017, and our phone number is (212) 953-4100.  Our website address is:  www.osg.com.  The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

DIVIDEND POLICY

In June 2008, we increased our annual dividend by 40% to $1.75 per share from $1.25 per share of common stock.  Subsequent thereto, we paid six regular quarterly dividends of $0.4375 per share of common stock.  Prior to the above change, we paid regular quarterly dividends of $0.3125 per share of common stock subsequent to June 2007, regular quarterly dividends of $0.25 per share of common stock between April 2006 and June 2007 and $0.175 per share of common stock prior to April 2006.

On February 5, 2010, our board of directors declared a quarterly dividend of $0.4375 pare share, the same dividend we paid in the previous six quarters.  The dividend is payable March 9, 2010 to stockholders of record on February 25, 2010.

The payment of cash dividends in the future will depend upon our operating results, cash flow, working capital requirements and other factors deemed pertinent by the our board of directors.

RISK FACTORS

Investing in securities involves a risk of loss.  Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009 and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference.  These risks are not the only ones facing us.  Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results.  Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, without limitation, capital expenditures and working capital. We may use a portion of the net proceeds from an offering to pay down certain of our existing debt, including our revolving credit facility. We have not yet determined the amount of net proceeds, if any, to be used for such purpose. The prospectus supplement relating to an offering may contain a more detailed description of the use of proceeds.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary of the detailed provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), and by-laws, as amended (the “By-Laws”).  These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate of Incorporation and the By-Laws.  The Certificate of Incorporation was filed as Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and the By-Laws were filed as Exhibit 3.1 to the Current Report on Form 8-K dated April 12, 2006.  We encourage you to read our Certificate of Incorporation and By-Laws which have been filed with the SEC and are incorporated by reference into this prospectus for a more complete description.

General

Our Certificate of Incorporation authorizes the issuance of a total of 120,000,000 shares of common stock, $1.00 par value.  At March 1, 2010, 26,903,262 shares of common stock were outstanding.  Stock certificates for our common stock are issuable in two series, designated respectively Domestic Share Certificates and Foreign Share Certificates.  Except as stated below under “Qualifications for Ownership and Transfer of Shares,” the rights of the holders of Domestic Share Certificates and Foreign Share Certificates are identical in all respects.

Qualifications for Ownership and Transfer of Shares

Our By-Laws provide that the outstanding shares must at all times be owned by citizens of the United States to such extent as will in the judgment of the Board of Directors reasonably assure the preservation of our status as a United States citizen within the provisions of 46 U.S.C §50501, the Shipping Act, and related laws, rules and regulations applicable to the business we conduct. Since some of our vessels are engaged in the United States coastwise trade, the Shipping Act requires that at least 75% of the shares be owned by United States citizens, as defined by the Shipping Act.  In order to provide a reasonable margin the Board of Directors has determined that until further action by the Board at least 77% of the outstanding shares must be owned by persons who are citizens of the United States.  Shares owned of record or beneficially by foreign citizens are evidenced by Foreign Share Certificates and are freely transferable both to United States and foreign citizens.  Shares owned of record and beneficially by United States citizens are evidenced by Domestic Share Certificates and may be transferred to United States citizens at any time. Such shares may be transferred to foreign citizens only if at the time the certificate is presented to our transfer agent, the transfer will not reduce share holdings of United States citizens below the then permissible percentage of the total outstanding shares, as determined by the Board of Directors. Any purported transfer to foreign citizens of shares or of a beneficial interest in shares evidenced by Domestic Share Certificates in violation of this limitation will be ineffective for all purposes (including transfer of voting rights), the shares will not be transferred on our books, and we may regard the share certificate, whether or not validly issued, as having been invalidly issued.  Subject to the above limitation, upon surrender of any share certificate for transfer, the transferee will receive Domestic Share Certificates or Foreign Share Certificates, as the case may be, for shares of the series appropriate to such person.

In the case of transferees that are corporations, partnerships, associations or trusts, the transferee will be deemed a citizen of the United States if the following conditions are satisfied: (1) at least 75% of the shares or interest and voting power in the transferee is vested in United States citizens, free from any trust or fiduciary obligation in favor of any non-United States citizen; (2) there is no contract or understanding by which more than 25% of the voting power in the transferee may be exercised directly or indirectly on behalf of a non-United States citizen; (3) control of more than 25% of the interests in the transferee is not by any other means conferred on or permitted to be exercised by non-United States citizens; (4) in the case of a corporation or association, its chief executive officer, by whatever title, and the chairman of the Board of Directors (or any officer authorized to act in his absence) are citizens of the United States, no more of its directors than a minority of the number necessary to constitute a quorum are non-United States citizens, and the corporation is organized under the laws of the United States or a State; (5) in the case of a partnership or association, each general partner or member, as the case may be, is a United States citizen, at least 75% (100% in the case of a general partnership or association) of the interests are owned by United States citizens free of any trust or fiduciary obligation in favor of a non-citizen and the partnership or association is organized under the laws of the United States or a State; and (6) in the case of a trust, the trustee and each beneficiary with an enforceable interest in the trust is a United States citizen.

Shares represented by both Domestic Share Certificates and Foreign Share Certificates are traded on the New York Stock Exchange at the same price.

Should the percentage of foreign ownership more closely approach the permitted maximum, the New York Stock Exchange may institute trading on a dual basis, depending on the circumstances at the time.

Transfer Procedures

The Board of Directors is authorized to establish procedures with respect to the transfer of shares to enforce the limitations referred to above.  Procedures established by the Board of Directors require that, in connection with each transfer of shares, the transferee complete and file with our transfer agent an application for transfer of the shares.  Such application calls for information about the transferee’s citizenship status and the citizenship status of any person who may have a beneficial interest in the shares being acquired by the transferee.  Such an application for transfer must also be completed by each person who purchases shares from any of the Underwriters.

Voting Rights

Each holder of common stock is entitled to one vote for each share registered in such holder’s name on our books on all matters submitted to a vote of stockholders.  Except as otherwise provided by law, the holders of common stock do not have cumulative voting rights.  As a result, the holders of common Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so.  In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

Dividend Rights

Holders of common stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefore.  Certain of our debt agreements contain restrictions on certain payments by us including dividends and purchases of common stock.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.”  The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of us) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder.

Liquidation Rights and Other Preferences

Subject to the prior rights of creditors, the holders of the common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.  There are no preemptive or conversion rights or redemption or sinking fund provisions in respect of the common stock.  The outstanding shares of common stock are, and the shares of common stock offered hereby upon delivery and payment will be, fully paid and non-assessable.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from or limitation of liability is not permitted under the DGCL.  The DGCL presently does not permit exemption from or limitation of liability (i) for any breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  Section 174 of the DGCL specifies conditions under which directors of Delaware corporations may be liable for unlawful dividends or unlawful stock purchases or redemptions.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is BNY Mellon Shareholder Services.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or a single purchaser, (3) through agents or (4) through a combination of any of these methods.  The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  Prospectus supplements relating to underwritten offerings of securities will also describe:  (1) the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be; (2) all other items constituting underwriting compensation; (3) the discounts and commissions to be allowed or paid to dealers, if any; and (4) the exchanges, if any, on which the securities will be listed.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly.  In that event, no underwriters or agents would be involved.  We may also sell the securities through agents we designate from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York.  Any underwriters will be advised about issues related to any offering by their own legal counsel.

EXPERTS

The financial statements of Overseas Shipholding Group, Inc. and subsidiaries as of December 31, 2009 and for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2009 incorporated in this prospectus by reference to Overseas Shipholding Group, Inc’s Annual Report on Form 10-K, for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet of Overseas Shipholding Group, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, cash flows, and changes in equity for each of the two years in the period ended December 31, 2008, included in Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, in reliance upon the report of Ernst & Young LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

OVERSEAS SHIPHOLDING GROUP, INC.
_______________

Common Stock
_______________

PROSPECTUS
_______________

March 4, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Overseas Shipholding Group, Inc. All of the amounts shown are estimated.

SEC Registration Fee	$	*
Printing		**
Accountants’ Fees and Expenses		**
Legal Fees and Expenses		**
Miscellaneous Fees and Expenses		**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**
Estimated expenses are not presently known.  The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

We are incorporated in Delaware.  Under Section 145 of the Delaware General Corporation Law, or the DGCL, a corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding.  Article Sixth of our Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

(i)           for any breach of the director’s duty of loyalty to the corporation or its stockholders;

(ii)          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)         under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL; or

(iv)        for any transactions from which the director derived an improper personal benefit.

Article Tenth of our Certificate of Incorporation contains such a provision.

We have entered into indemnification agreements with certain of our directors and officers. In addition, the employment agreements of certain of our officers provide for indemnification to such officers by us to the fullest extent permitted by its bylaws or applicable law.

We have also obtained directors and officers liability insurance policies.

Item 16.  Exhibits.

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the "Exhibit Index").

Item 17.  Undertakings.

     (a)    The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That for the purpose of determining liability under the Securities Act to any purchaser:

               (A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

             (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b)    The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)     The undersigned registrant hereby undertakes:

          (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Overseas Shipholding Group, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 4th day of March, 2010.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Morten Amtzen
Morten Amtzen, President and
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Myles R. Itkin
Myles R. Itkin, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morten Arntzen and Myles R. Itkin, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Morten Arntzen	Chief Executive Officer, President and	March 4, 2010
Morten Arntzen	Director (principal executive officer)

/s/ Myles R. Itkin	Executive Vice President,	March 4, 2010
Myles R. Itkin	Chief Financial Officer and Treasurer (principal financial officer)

/s/ Oudi Recanati	Director	March 4, 2010
Oudi Recanati

/s/ G. Allen Andreas II	Director	March 4, 2010
G. Allen Andreas II

/s/ Alan R. Batkin	Director	March 4, 2010
Alan R. Batkin

/s/ Thomas B. Coleman	Director	March 4, 2010
Thomas B. Coleman

/s/ Charles A. Fribourg	Director	March 4, 2010
Charles A. Fribourg

/s/ Stanley Komaroff	Director	March 4, 2010
Stanley Komaroff

/s/ Solomon N. Merkin	Director	March 4, 2010
Solomon N. Merkin

/s/ Joel I. Picket	Director	March 4, 2010
Joel I. Picket

/s/ Ariel Recanati	Director	March 4, 2010
Ariel Recanati

/s/ Thomas F. Robards	Director	March 4, 2010
Thomas F. Robards

/s/ Jean-Paul Vettier	Director	March 4, 2010
Jean-Paul Vettier

/s/ Michael J. Zimmerman	Director	March 4, 2010
Michael J. Zimmerman

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1(1)	Underwriting Agreement
Exhibit 4.1**	Certificate of Incorporation, as amended to date (filed as Exhibit 3(i) to the Quarterly Report on Form 10-Q for quarter ended June 30, 2006 and incorporated herein by reference).
Exhibit 4.2**	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Current Report on Form 8-K dated April 12, 2006 and incorporated herein by reference).
Exhibit 5.1	Opinion of Proskauer Rose LLP
Exhibit 23.1	Consent of Ernst & Young LLP
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP
Exhibit 23.3	Consent of Proskauer Rose LLP is included in Exhibit 5.1
Exhibit 24.1	Power of Attorney (contained in signature page)

(1)	To be filed by amendment in connection with a particular offering.
**           Incorporated by reference